                       Consent of Independent Accountants


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated August 16, 1995, relating to the consolidated financial statements of Pro-Fac Cooperative, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the year ended June 24, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading 'Experts' in such Prospectus.




PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Rochester, New York
October 13, 1995

                       Consent of Independent Accountants




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 1 to Form S-1 of our report dated August 16, 1995 (which report contains an explanatory paragraph relative to the acquisition of Curtice Burns Foods, Inc. by Pro-Fac Cooperative, Inc.), relating to the consolidated financial statements of Curtice Burns Foods, Inc. at June 24, 1994 and the results of their operations and their cash flows for the period November 4, 1994 to June 24, 1995, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the period from November 4, 1994 to June 24, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule. We also consent to the reference to us under the heading 'Experts' in such Prospectus.




PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Rochester, New York
October 13, 1995